EXHIBIT 10.15.1

FORM OF
STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”), dated this ______ day of ______________, ______, by and between Arden Group, Inc., a Delaware corporation (the “Company”), and _____________________ (the “Option Holder”), is made with reference to the following facts:

A.                                   The Company is desirous of providing additional incentives to the Option Holder in rendering services to and on behalf of the Company and, in order to accomplish this result, has determined to grant the Option Holder the right and option to purchase shares of the Class A Common Stock, $.25 par value per share, of the Company pursuant to the Company’s Non-Officer and Non-Director Stock Option Plan (the “Plan”) on the terms and conditions set forth herein.

B.                                     The Option Holder is desirous of accepting said stock option on the terms and conditions set forth herein.

NOW, THEREFORE, it is agreed as follows:

1.                                       Grant.  The Company grants to the Option Holder the right and option to purchase, on the terms and conditions hereinafter set forth (the “Option”), all or any part of an aggregate of _____________________ (____________) shares of the Class A Common Stock, $.25 par value per share, of the Company (the “Class A Common Stock”) at a purchase price of _________________ Dollars ($______) per share, exercisable from time to time in accordance with the provisions of this Agreement and the Plan during a period commencing on the date hereof and expiring at the close of business on the date which is five years from the date of grant of this Option (the date of grant being the date hereof) (the “Expiration Date”).  This Option will not be treated as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or any regulations promulgated thereunder.

2.                                       Exercise of Option.

(a)                                  The Option Holder may exercise any then exercisable portion of this Option by delivering or mailing to the Company, Attention: Chief Financial Officer, a notice of exercise, in the form prescribed by the Company, specifying therein the number of shares of Class A Common Stock he has elected to purchase, accompanied by (i) payment (A) in cash or by check payable to the order of the Company for the purchase price per share multiplied by the number of shares to be purchased (the “Aggregate Purchase Price”) or (B) in whole or in part by delivery by the Option Holder of shares of previously acquired Class A Common Stock having a Fair Market Value (determined as of the date of such exercise of this Option) equal to all or part of the Aggregate Purchase Price and, if and to the extent applicable, cash or a check made payable to the Company for any remaining portion of the Aggregate Exercise Price and (ii) if required, the letter described in Paragraph 7.  No partial exercise of this Option may be for less than One Hundred (100) shares and in no event shall the Company be required to issue fractional shares.  The exercise of this Option shall not be deemed effective unless and until the Option Holder has complied with all of the provisions of this Paragraph 2(a).  For purposes of this Option, “Fair Market Value” shall mean (i) if the Class A Common Stock is then listed on a national securities exchange, the closing sales price of the Class A Common Stock on the day such value is determined on the principal securities exchange on which such stock is then listed, or if there is no reported sale on that day, the average of the bid and asked quotations on such exchange on that day, or (ii) if the Class A Common Stock is then publicly traded in the NASDAQ National Market System, the closing sales price of the Class A Common Stock as reported by the NASDAQ National Market System on the day such value is determined, or if there is no reported sale on that day, the average of the bid and asked quotations on that day, or (iii) if the Class A Common Stock is then publicly traded in the over-the-counter market (other than the NASDAQ National Market System), the mean between the closing bid and asked prices of the Class A Common Stock in the over-the-counter market on the day such value is determined or, if no shares were traded that day, on the next preceding day on which there was such a trade, or (iv) if the Class A Common Stock is not then separately quoted or publicly traded, the fair market value on the date such value is to be determined, as determined in good faith by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

(b)                                 This Option shall not be exercisable during the first year from the date of grant hereof and thereafter shall be exercisable in installments as to (i) no more than twenty-five percent (25%) of the total number of shares subject to this Option during the second year from the date hereof, (ii) no more than fifty percent (50%) of the total number of shares subject to this Option during the third year from the date hereof, (iii) no more than seventy-five percent (75%) of the total number of shares subject to the option during the fourth year from the date hereof, and (iv) all shares subject to this Option from and after the fourth anniversary of the date hereof.

(c)                                  In connection with the exercise of this Option and as a condition of delivery of the shares issuable upon exercise thereof, the Option Holder shall remit when due an amount sufficient to satisfy all current or estimated future federal, state and local withholding tax requirements and any federal social security or other employment tax or other tax requirements relating thereto.  Subject to the right of the Committee (or, if applicable, the body or persons then administering the Plan) to disapprove any such election and require Option Holder to pay all of the aggregate withholding taxes in cash, the Option Holder may elect to satisfy, in whole or in part, the foregoing withholding requirement by delivering a number of shares of previously acquired Class A Common Stock having a Fair Market Value (determined as of the date of exercise of this Option) equal to all or part of the aggregate withholding taxes and, if applicable, cash or a check payable to the Company for any remaining portion of the aggregate withholding taxes.  An election by Option Holder to pay any portion of the aggregate withholding taxes with shares of previously acquired Class A Common Stock must be made concurrently with the related exercise of this Option and shall be irrevocable as to the Option Holder once such election is made.

(d)                                 If requested by the Committee, prior to the acceptance of shares of Class A Common Stock as provided in subparagraph (a) or (c) of this Paragraph 2, the Option Holder shall supply the Committee with written representations and warranties, including without limitation a representation and warranty that the Option Holder has good and marketable title to such shares free and clear of liens and encumbrances.

3.                                       Termination.  The unexercised portion of this Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(a)                                  The Expiration Date;

(b)                                 The expiration of thirty (30) days from the date of termination (other than a termination described in subparagraph (d) and subparagraph (e) below or on account of death) of the Option Holder’s employment with the Company or its subsidiary corporations, provided that if the Option Holder shall die during such thirty-day (or shorter) period, the provisions of subparagraph (c) below shall apply; provided that no unvested portion of this Option shall vest or become exercisable during such thirty (30) day period;

(c)                                  The expiration of one (1) year following the date of the Option Holder’s death if such death occurs during his employment with the Company or its subsidiary corporations; provided that no unvested portion of this Option shall vest or become exercisable during such one (1) year period;

(d)                                 The expiration of one (1) year from the date of termination of the Option Holder’s employment with the Company or its subsidiary corporations if such termination is attributable to a disability of the Option Holder within the meaning of Section 22(e)(3) of the Code (the Committee shall have the right to determine whether the Grantee’s termination is attributable to a disability of the Grantee within the meaning of Section 22(e)(3) of the Code, such determination of the Committee to be final and conclusive); provided that no unvested portion of this Option shall vest or become exercisable during such one (1) year period; and

(e)                                  The date of termination of the Option Holder’s employment with the Company or its subsidiary corporations, if such termination constitutes or is attributable to a breach by the Option Holder of an employment agreement with the Company or its subsidiary corporations or if the Option Holder is discharged for cause (the Committee shall have the right to determine whether the Option Holder has been discharged for cause and the date of such discharge, such determination of the Committee to be final and conclusive).

4.                                       Continued Employment.  Nothing contained in the Plan or in this Option shall obligate the Company or any of its subsidiary corporations to continue to employ or engage the Option Holder as an employee of the Company or in any other capacity with the Company or any of its subsidiary corporations, nor confer upon the Option Holder any right to continue in the employ or in any other capacity with the Company or its subsidiary corporations, nor limit in any way the right of the Company or its subsidiary corporations to amend, modify or terminate the Option Holder’s compensation or employment agreement, if any, at any time.

5.                                       Non-Assignability.  The Option Holder shall not transfer, assign, pledge or hypothecate in any manner this Option or any of the rights and privileges granted hereby other than by will or by the laws of descent and distribution.  This Option is exercisable during the Option Holder’s lifetime only by the Option Holder.  Upon any attempt by the Option Holder to transfer this Option or any right or privilege granted hereby other than by will or by the laws of descent and distribution and contrary to the provisions hereof, this Option and said rights and privileges shall immediately become null and void.

6.                                       Anti-Dilution.

(a)                                  In the event that the shares of Class A Common Stock subject to this Option shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such shares of Class A Common Stock shall be increased solely through the payment of a stock dividend, then there shall be substituted for or added to, each share of stock of the Company theretofore appropriated or thereafter subject to this Option the number and kind of shares of stock or other securities into which each outstanding share of stock of the Company shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be.  This Option shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events.  In the event there shall be any other change in the number or kind of the outstanding shares of stock of the Company subject to this Option, or of any stock or other securities into which such stock shall have been changed, or for which it shall have been exchanged, then if the Committee, in its sole discretion, determines that such change equitably requires an adjustment in this Option, such adjustments shall be made in accordance with such determination.

(b)                                 Fractional shares resulting from any adjustment in this Option pursuant to this Paragraph 6 shall be eliminated.  Notice of any adjustment shall be given by the Company to the Option Holder and such adjustment (whether or not such notice is given) shall be final and conclusive for all purposes hereof.

7.                                       Securities Law.

(a)                                  The Option Holder agrees that the Committee may postpone any exercise of this Option for such time as the Committee in its sole discretion may deem necessary or condition the exercise thereof in such manner as the Committee may determine in order to permit the Company with reasonable diligence (i) to effect or maintain the listing of such shares on any securities exchanges or in the NASDAQ Stock Market, or (ii) to effect or maintain registration or qualification under the Securities Act of 1933, as amended (the “Act”), or any applicable state statute, of the shares issuable upon the exercise of this Option, or (iii) to determine that such shares are exempt from registration or qualification and in connection therewith to require (x) as a condition of the issuance of shares upon exercise of the Option, that the Option Holder represent and agree that the Option Holder is acquiring shares of Class A Common Stock upon exercise of this Option for investment and without a view to the distribution or resale thereof in violation of the Act and/or any applicable state securities law and (y) that the certificates evidencing such shares bear a legend setting forth such representation.  The Company shall not be obligated by virtue of this Agreement or any provision of the Plan to recognize the exercise of this Option or to sell or issue shares in violation of the Act or of the law of any state having jurisdiction thereof.  Any such postponement shall not extend the term of this Option; and neither the Company nor its directors or officers shall have any obligation or liability to the Option Holder, or to the Option Holder’s legal representative of his estate or the person(s) who acquire the right to exercise this Option by bequest or inheritance or by reason of the death of Option Holder, with respect to any shares as to which this Option shall lapse because of such postponement.

(b)                                 If upon the date hereof neither this Option or the shares of Class A Common Stock issuable upon exercise hereof are registered under the Act and/or any applicable state securities laws, the Option Holder represents that he is acquiring this Option and shall acquire any shares of Class A Common Stock upon the exercise hereof in good faith for purposes of investment and without a view to any distribution thereof in violation of the Act and the rules and regulations promulgated thereunder or of any applicable state securities laws.  Under such circumstances, the Option Holder understands that the Company is and will be relying upon the truth and accuracy of the foregoing representation in granting this Option and issuing the Class A Common Stock without first registering the issuance thereof under the Act or applicable state securities laws.  The Option Holder acknowledges that, if the shares of Class A Common Stock issuable upon exercise hereof are not so registered, then, until such shares have been so registered (and the Company is not obligated to register such shares), such shares must be held indefinitely or until such time, if any, as herein provided and until such shares are either registered under the Act and/or applicable state securities laws or transfers may be made pursuant to an exemption from such registration as is accorded by the Act or the rules and regulations promulgated thereunder and/or applicable state securities laws.  If such shares are not so registered, the Option Holder agrees that at the time of any exercise hereunder, he will provide the Company with a letter embodying the aforementioned expressions of understanding and intent (and any representations as may be required under federal or state law) and agrees that any shares issued to him following the exercise of any option arising hereunder may bear such restrictive legend as the Company may deem necessary to reflect the status of such shares under the Act and/or applicable state securities laws.  Before consenting to the removal of such legend and the transfer of any such shares, the Company may insist upon the delivery to it of an opinion from counsel, satisfactory to it, that the contemplated transfer does not constitute a violation of the Act and/or applicable state securities laws.

8.                                       Termination and Acceleration upon Merger.  The Committee shall have the power, in the event of any merger or consolidation of the Company with or into any other corporation, the merger or consolidation of any other corporation into the Company, or the sale of all or substantially all of the assets and business of the Company to another corporation, to amend this Option to permit the exercise of this Option prior to the effectiveness of such merger, consolidation or sale of assets and to terminate this Option as of such effectiveness.  In such event, the Company shall give written notice of such amendment and termination to the Option Holder and this Option shall terminate on such date as may be specified by the Committee in its discretion, provided, however, that such date shall not be less than fifteen (15) days after the date of such written notice.  If the Committee shall exercise such power, this Option shall be deemed to have been amended to permit the exercise hereof in whole or in part as determined by the Committee prior to the effectiveness of such merger, consolidation or sale of assets and this Option shall be deemed to terminate as specified in the preceding sentence.

9.                                       Rights as a Stockholder.  Neither the Option Holder nor any other person legally entitled to exercise this Option shall be entitled to any of the rights or privileges of a stockholder of the Company in respect to any shares issuable upon any exercise of this Option unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to such person.

10.                                 Notices.  Whenever under this Agreement notice is required to be given in writing, it shall be deemed to have been duly given upon personal delivery, upon deposit with an air courier guaranteeing overnight delivery, or two (2) days after deposit in mail if mailed by registered or certified mail, postage prepaid, to the Company at the address set forth below or to Option Holder at the address set forth on the last page hereof (or to such other address as either party shall have indicated to the other party by notice in accordance with this Paragraph):

Company:                                          Arden Group, Inc.

2020 South Central Avenue

Compton, California 90220

Attention: Chief Financial Officer

11.                                 Benefit.  Except as otherwise specifically provided herein, this Agreement shall be binding upon and shall operate for the benefit of the Company and the Option Holder and his successors.

12.                                 Governing Law.  This Agreement and any rights and obligations arising hereunder shall be governed and construed in accordance with the laws of the State of California.

13.                                 Entire Agreement.  This Agreement represents the entire agreement between the parties hereto regarding options on the Company’s Class A Common Stock and supersedes any and all prior or contemporaneous written or oral agreements or discussions between the parties and any other person or legal entity concerning the transactions contemplated herein.  Except as otherwise expressly provided herein, this Agreement cannot be amended or modified except by a written instrument executed by the parties hereto.

14.                                 Construction.  The headings of the Paragraphs are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  If any of the provisions of this Agreement shall be unlawful, void or for any reason unenforceable, they shall be deemed separable from, and shall in no way affect the validity or enforceability of, the remaining provisions of this Agreement.

15.                                 Further Acts.  The parties hereto agree to execute and deliver such further instruments as may be reasonably necessary to carry out the intent of this Option.

IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the day and year first above written.

ARDEN GROUP, INC.	OPTION HOLDER:

By:

Address for Notice:

The undersigned, the spouse of Option Holder, does hereby agree to be bound by the terms of the foregoing Stock Option Agreement.

Dated	,